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                              EX-99.5
                              Correspondence


                                                                   Exhibit 99.5

                                                January 3, 1996

KinderCare Learning Centers, Inc.
2400 Presidents Drive
Montgomery, Alabama 36116

Ladies and Gentlemen:

      I hereby consent to the references to my becoming a director of KinderCare Learning Centers, Inc. ("KinderCare") in the Registration Statement on Form S-4 of KinderCare relating to the proxy statement of KinderCare, the preliminary copy of which was initially filed on October 22, 1996 with the Securities and Exchange Commission.

                                                Sincerely yours,


                                                /s/ CLIFTON S. ROBBINS
                                                ----------------------------
                                                Clifton S. Robbins